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                                                                      EXHIBIT 21

                      SUBSIDIARIES AS OF DECEMBER 31, 2003

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
                                                                     STATE
                    COMPANY                                            OF
                      NAME                                         FORMATION
RAIT General, Inc.                                                  Maryland

RAIT Limited, Inc.                                                  Maryland

RAIT Partnership, L.P.                                              Delaware

6006 Executive Boulevard, LLC                                       Maryland

OSEB Associates, L.P.                                               Pennsylvania

OSEB GP, Inc.                                                       Delaware

RAIT Abbotts GP, Inc.                                               Delaware

RAIT Abbotts Limited Partnership                                    Delaware

RAIT Antigua Bay Manager, Inc.                                      Delaware

RAIT Bayside Manager, Inc.                                          Delaware

RAIT C Street Manager, Inc.                                         Delaware

RAIT C Street Manager II, Inc.                                      Delaware

RAIT Capital Corp. d/b/a Pinnacle Capital Group                     Delaware

RAIT Carter Oak, LLC                                                Delaware

RAIT Eastfield, LLC                                                 Delaware

RAIT Emerald Pointe, LLC                                            Delaware

RAIT Executive Boulevard, LLC                                       Delaware

RAIT Executive Mews Manager I, Inc.                                 Delaware

RAIT Executive Mews Manager II, Inc.                                Delaware

RAIT Executive Mews Manager III, Inc.                               Delaware

RAIT Fieldstone, LLC                                                Delaware

RAIT Firehouse, LLC                                                 Delaware

RAIT Highland Club, Inc.                                            Delaware

RAIT Highland Club, LLC                                             Delaware
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
RAIT Kenwood, LLC                                                   Delaware

RAIT Lincoln Court, LLC                                             Delaware

RAIT Milk Street, LLC                                               Delaware

RAIT Montego Bay Manager, Inc.                                      Delaware

RAIT Rohrerstown, L.P.                                              Pennsylvania

RAIT Sabel Key Manager, Inc.                                        Delaware

RAIT St. Ives Manager, Inc.                                         Delaware

REM-Cherry Hill, LLC                                                New Jersey

REM-Willow Grove, Inc.                                              Pennsylvania

REM-Willow Grove, L.P.                                              Pennsylvania

Stobba Associates, L.P.                                             Pennsylvania
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